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                                                                EXHIBIT 10.45(c)


                    AMENDMENT TO THE UCAR INTERNATIONAL INC.
                            1995 DIRECTORS STOCK PLAN


            The UCAR International Inc. 1995 Directors Stock Plan (the "Plan") is hereby amended as follows:

            1.  Section 3 of the Plan is amended to read as follows:

            "This  Plan  shall  be   administered   by  the   Organization   and
Compensation Committee of the Board of Directors (the "Committee"). The Committee may interpret the Plan, establish administrative regulations to further the purpose of the Plan and take any other action necessary for the proper operation of the Plan. All decisions and acts of the Committee shall be final and binding upon all Participants."

            2. Section 4 of the Plan is amended to read as follows:

            "(a) Subject to Section 4(b), each person who is a Director of the Corporation on the Effective Date or who thereafter becomes a Director of the Corporation while the Plan is in effect shall become a Participant in the Plan (a "Participant").

            (b) Directors who are also employees or officers of the Corporation or its subsidiaries or owned affiliates (collectively, the "Company") will not be eligible to participate in the Plan."

            3. Section 5.3 of the Plan is amended to read as follows:

            "Until Shares granted to a Participant became non-forfeitable, stock certificates representing such Shares shall be held by the Corporation."

            4. Section 5.4 of the Plan is amended to read as follows:

            "If a Participant ceases to be a Director after age 65 or on account of death or disability, the Shares granted to such Participant which have not theretofore become non-forfeitable shall immediately become non-forfeitable and a stock certificate for the total number of non-forfeited Shares granted to such Participant shall be delivered to such Participant or, in the event of the Participant's death, to such Participant's beneficiary."

            5. Section 5.4.1 of the Plan is amended to read as follows:

            "In the event of a Change in Control, the Shares granted to each Participant which have not theretofore become non-forfeitable shall immediately become non-forfeitable and a stock certificate for the total number of non-forfeited Shares granted to such Participant shall be delivered to such Participant. For purposes of this Section 5.4.1, a Change in Control shall mean:
(i) the date that any "person" (as such term is used in Sections 13(d) and 14(d)

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of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted at such person's direction) pursuant to contract, irrevocable proxy or otherwise and except that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Corporation; or (ii) the date,
following  the  expiration  of  any  period  of  two  consecutive   years,  that
individuals, who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Corporation then in office."

           6. Section 5.5 of the Plan is amended to read as follows:

            "If a Participant ceases to be a Director due to any other reason, the number of Shares granted to such Participant which theretofore had become non-forfeitable shall be increased by adding thereto one-twelfth of the number of Shares which would have become non-forfeitable on the next January 1 for each complete month that such Participant was a Director in the calendar year in which such Participant ceased to be a Director and a stock certificate for the total non-forfeited Shares granted to such Participant shall be delivered to such Participant. The remaining Shares that had been granted to such Participant shall be forfeited and shall revert to the Corporation."

            7. The foregoing amendments shall be effective as of April 8, 1997.

                                       UCAR INTERNATIONAL INC.


                                       By:/s/ Peter B. Mancino
                                          Peter B. Mancino
                                          Vice President, General Counsel
                                          and Secretary